UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
DECEMBER 6, 2021
CMC Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCMP	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CFO Transition Arrangement
On December 6, 2021, CMC Materials, Inc. (the “Company”) entered into a letter of understanding (the “Letter”) with Scott D. Beamer, the Company’s former Vice President and Chief Financial Officer, regarding the transition of his duties of employment on behalf of the Company.
As previously disclosed, effective as of November 15, 2021 (“Effective Date”), Mr. Beamer resigned as Vice President and Chief Financial Officer of the Company. Pursuant to the Letter, from the Effective Date through February 1, 2022 (the “Separation Date,” and such period, the “Transition Period”), Mr. Beamer will provide certain transition services in the role of Senior Advisor to the Company’s Chief Executive Officer. Following the Separation Date, in consideration of a release of claims from Mr. Beamer and his agreement to abide by certain non-competition, non-solicitation, non-disparagement and confidentiality covenants, Mr. Beamer will receive a cash payment equal to one year of his current base salary ($432,600). The Letter also provides that the Company will pay up to $10,000 in professional fees incurred by Mr. Beamer in the process of negotiating and preparing the Letter.
In addition, Mr. Beamer’s non-qualified stock option, restricted stock unit (“RSU”) and performance share unit (“PSU”) grants and awards under the Company’s 2012 Omnibus Incentive Plan will remain outstanding and continue to vest in accordance with their terms during the Transition Period. Mr. Beamer will forfeit any non-qualified stock options and RSUs that remain unvested in accordance with their terms as of the Separation Date. In addition, Mr. Beamer will be eligible to vest in (i) his PSU award with respect to the 2020 fiscal year through 2022 fiscal year performance period, without proration, based on actual performance results, and (ii) a portion of his PSU award with respect to the 2021 fiscal year through 2023 fiscal year performance period, based on actual performance results and prorated for the time that Mr. Beamer was employed by the Company during such performance period through the Separation Date. Mr. Beamer also will be eligible for certain benefits of his Change in Control Severance Protection Agreement to the extent that a Change in Control, as defined thereunder, occurs within one year of the Separation Date, but any such benefits will be netted against the cash payment received pursuant to the Letter. Mr. Beamer will be reimbursed for certain costs associated with outplacement services. Mr. Beamer will not receive any short-term or long-term incentive awards with respect to the 2022 fiscal year or any future years.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMC MATERIALS, INC.
[Registrant]

Date: December 7, 2021	By:	/s/ JEANETTE A. PRESS
Jeanette A. Press
Interim Chief Financial Officer and Principal Accounting Officer
[Principal Financial Officer]